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                  EXHIBIT A


           JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the
Schedule 13D filed herewith and any amendments thereto relating to the acquisition of shares of beneficial interest of Inamed Corporation is filed jointly on behalf of each such person.

Dated: August 26, 1996
                         Appaloosa Management
L.P.
                         By:  Appaloosa
Partners Inc.,
                              Its General
Partner



                         By:  /s/ David A.
Tepper
                              David A. Tepper
                              President


                         David A. Tepper



                         /s/ David A. Tepper